                                                                  EXHIBIT 10.16

                EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT


THIS EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT, having an effective date of February 1st, 1995, (hereinafter "Effective Date") by and between Schlumberger Technology Corporation (hereinafter "STC"), having a place of business at Schlumberger-Doll Research, Old Quarry Road, Ridgefield, Connecticut 06877-4108 and CTI, Inc. (hereinafter "CTI"), having a place of business at 810 Innovation Drive, Knoxville, Tennessee 37933. Either STC or CTI may hereinafter be individually referred to as a "Party" or collectively as the "Parties"; and

         WHEREAS, STC represents that it has invented and developed certain intellectual property hereinafter referred to as "LSO Patent Rights" and "Lutetium Oxyorthosilicate Technology" ("LSO Technology"), each hereinafter defined, useful in detecting and measuring gamma ray spectra; and

         WHEREAS, CTI desires to obtain from STC, and STC is willing to grant CTI certain exclusive patent and technology license rights with respect to the LSO Patent Rights and the LSO Technology.

         NOW, THEREFORE, in consideration of the terms, conditions and provisions hereinafter set forth, the sufficiency and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:


1.0 Definitions

1.1 LSO means crystalline cerium-doped lutetium oxyorthosilicate as described in US Patent No. 4,958,080 and in US Patent Application Serial No. 08/330,051.

1.2 LSO PATENTS means the patents and applications listed in Schedule A.

1.3 LSO TECHNOLOGY means the reports, documents and papers listed in Schedule B.

1.4 AFFILIATE means any business entity that is owned or controlled by, or owns or controls a Party to this Agreement, or that is owned or controlled by the business entity which owns or controls a Party. Ownership, direct or indirect, of at least fifty percent of the voting stock ordinarily entitled to vote in the election of directors of a business entity or, if no such stock is issued, of at least fifty percent of the ownership interest in the business entity, shall constitute ownership thereof. An Affiliate shall not be considered to be a third party under this Agreement.

1.5 STC RETAINED USE means any and all uses of LSO, LSO Patents and LSO Technology in the fields of oil well logging, logging-while-drilling or formation evaluation, either in the form of apparatus or tools offered for sale or lease to third parties or as a service performed on behalf of third parties.




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

1.6 SUB-LICENSEE means any party other than STC, CTI and their Affiliates which is licensed by CTI to make use of the LSO Patents and LSO Technology outside the STC Retained Use.

1.7 LICENSED SALES means sales of LSO not incorporated into any form of device or apparatus to third parties for use other than the STC Retained Use.

1.8 LICENSED USE means any use of LSO in a device or apparatus which is to be sold or leased to a third party or operated for a third party for money or money's worth.

1.9 GROSS VOLUME means the volume of LSO manufactured by or for CTI, its Affiliates or Sub-Licensees for further processing thereby prior to incorporation into devices or apparatus within the scope of the Licensed Use. It is recognized that in the process of preparing LSO to be incorporated into a device or apparatus within the scope of Licensed Use, scrappage will be generated. Such scrappage will not be included in the Gross Volume.

1.10 MANUFACTURING COST means the actual or deemed cost per unit volume of LSO comprising the Gross Volume. An example of an actual cost is the cost invoiced by a manufacturer. An example of a deemed cost is the calculated cost when a party manufactures on its own behalf.

2.0 License Grants

2.1 Subject to the terms of this Agreement, and subject to the terms and conditions contained herein, STC hereby grants to CTI and its Affiliates an exclusive and non-transferable (except as otherwise provided herein) right and license under the LSO Patents to make and have made and use world-wide materials and methods covered by such LSO Patents. CTI and its Affiliates are further granted the right to sell world-wide such material and apparatus containing such material subject to the restrictions contained herein.

2.2 Subject to the terms of this Agreement and subject to the terms and conditions contained herein, STC hereby grants to CTI and its Affiliates an exclusive and non-transferable (except as otherwise provided herein) right and license under the LSO Technology to make and have made and use world-wide materials and methods covered by such LSO Technology. CTI and its Affiliates are further granted the right to sell world-wide such material and apparatus containing such material subject to the restrictions contained herein.

2.3 During the term of this Agreement, CTI may extend license rights as defined in this Section 2.0 to any Affiliate or Sub-Licensee. Grants made to Affiliates or Sub-Licensees and extensions made to Affiliates or Sub-Licensees are made effective when any such Affiliate or Sub-Licensee shall agree in writing to be bound by the terms hereof as if such Affiliate or Sub-Licensee had entered into this Agreement with STC effective as of the Effective Date of this Agreement. Such extension may not be made at any time that CTI is in default with respect to any of its obligations to STC under this Agreement. The extension shall be on such forms as may be provided or approved by STC which approval shall not be unreasonably withheld. A





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

true copy of the executed extension agreement to any such Affiliate or Sub-Licensee shall be furnished promptly to STC.

2.4 The Parties agree that the STC Retained Uses are excluded from the license rights as defined in this Section 2.0.

2.5 The Parties agree that CTI and its Affiliates are granted only the rights defined in the Agreement herein, and unless explicitly otherwise mutually agreed to by Parties, CTI is not granted any additional rights by STC.

2.6 Upon finalization and execution of this Agreement, STC agrees to promptly disclose the details of all LSO Technology to CTI including the transfer to CTI, at no cost to CTI, of reports, data, specifications, drawings and other documents listed in Schedule B entirely owned by STC at the time of the Effective Date and to cooperate with and assist CTI, including allowing inspection of equipment and making available key STC technical personnel to consult with CTI subject to the following conditions for the orderly transfer of such LSO Technology to CTI for enabling CTI to use the LSO Technology and LSO Patent Rights as contemplated under this Agreement. Under the terms of this agreement, STC shall provide at no additional cost to CTI, other than relevant travel expenses and related miscellaneous expenses, key STC technical personnel for the time duration defined in Schedule D, to facilitate the integration of LSO Technology into the operations of CTI as specified in Schedule D. Beyond that time duration and the tasks noted in Schedule D, CTI may request further assistance from STC, and any such assistance will be subject to mutually agreeable reasonable terms and billing rates and subject to a separate and mutually agreeable Consulting Agreement. CTI is not obliged to request any further assistance from STC nor is STC obliged to provide any further assistance above and beyond its obligations set forth in Schedule D.

2.7 In the event that CTI transfers the LSO Technology to a third party manufacturer, the manufacturer shall be required to maintain such LSO Technology confidential according to the terms outlined in Section 5.0 of this Agreement; will be required to sign a Confidentiality Agreement of a form approved by STC; and will be required to allow the examination of its records as provided in Paragraph 4.4.

3.0 License Fee and Royalties

3.1 CTI, on its behalf and on behalf of its Affiliates or Sub-Licensee shall pay an annual exclusive license fee of * Dollars ($*) to STC no later than December 15th of each year following execution of this Agreement for a fully paid-up worldwide exclusive license to the LSO Technology and LSO Patent Rights.

3.2 CTI shall make payments ("Royalty Payments") to STC based on a royalty rate dependent on the Manufacturing Cost as set forth in Schedule C in respect of Licensed Sales and Licensed Use made by CTI and its Affiliates or Sub-Licensees to whom this Agreement is extended as provided herein during each twelve month period from October 1st to September 30th of the following year, which royalty rate is subject to the provisions of Paragraphs 9.1.


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

3.3 An amount of * Dollars ($*) corresponding to the annual exclusive license fee shall be deducted from the Royalty Payments prior to CTI making the payment as set forth in 3.2 above. In the event that the Royalty Payments for a given twelve month period are less than * Dollars ($*), no payment other than the yearly license fee shall be made by CTI to STC.

3.4 In the event that a non-exclusive license is imposed on CTI in accordance with the provisions of Paragraph 11.4 or in the event that CTI elects to revert to a non-exclusive license in accordance with the provisions of Paragraph 11.6, the * Dollar ($*) annual exclusive license fee will not apply.

4.0 Accounting

4.1 On or before November 1st of each year following the Effective Date, CTI shall submit to STC a "Statement" in writing, showing in respect of operations of CTI and its Affiliates or Sub-Licensees for the preceding twelve month period ending September 30th showing:

         (a) the Gross Volume of LSO purchased by CTI or its Affiliates or Sub-Licensees;

         (b) a computation of the average Manufacturing cost;

         (c) a computation of the Royalty Payment payable hereunder for the Gross Volume of LSO consumed and the total volume sold.

4.2 Payment in full of, the amounts determined in Paragraph 4.1 above shall be made by CTI to STC in United States Dollars no later than December 15th following the submission of the Statement.

4.3 CTI and its Affiliates or Sub-Licensees shall keep records adequate to support the Statements required to be submitted to STC pursuant to Paragraph 4.1.

4.4 At any time during regular business hours, STC, or its independent auditor, at its expense may, having given CTI reasonable notice, make an examination, not more frequently than once each calendar year, of the records of CTI and/or its Affiliates or Sub-Licensees relevant to the licensed Sales to verify such reports-and payments provided for in Paragraphs 4.1 and 4.2. CTI and/or its Affiliates or Sub-Licensees must maintain such records for a period of three (3) years following the applicable reporting period.

5.0 Confidentiality

5.1 CTI hereby agrees that all LSO Technology disclosed by STC, including verbal information confirmed within thirty (30) days after disclosure by STC in writing to be Confidential Information shall be maintained by CTI in confidence and shall be used by CTI solely under the terms, conditions, and provisions of this Agreement, and shall not be disclosed to any third party except such third parties who have entered into appropriate secrecy agreements with CTI concerning such LSO Technology. CTI's obligation of


* Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.


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

confidentiality shall not extend to any portion of such LSO Technology, to the extent that the identical information:

                  (a) is now or hereafter becomes a part of the public domain, other than by act or omission to act on the part of CTI; or

                  (b) was developed by CTI or its Affiliates and in its possession prior to disclosure by or on behalf of STC as evidenced by CTI's or its Affiliates' written records; or

                  (c) is hereafter furnished to CTI by a third Party as a matter of right and without restriction on use or disclosure, who lawfully possesses such information and did not acquire the same directly or indirectly from STC; or

                  (d) is disclosed in any U.S. or foreign patent or foreign published patent application whether owned by STC or any third party; or

                  (e) was independently developed by CTI or its Affiliates without reference to the STC Confidential Information as evidenced by CTI's or its Affiliates' records; or

                  (f) is disclosed to a government agency or pursuant to a judicial proceeding.

5.2 As and to the extent that STC may first approve in writing (which approval shall not unreasonably be withheld), limited but necessary disclosure of the LSO technology may be made by CTI to those manufacturing the LSO for or on behalf of CTI or its Affiliates per the license granted herein, provided that such Manufacturers shall agree in writing to be bound by the terms and conditions of Paragraph 3.5 above.

5.3 All information obtained by STC from CTI or its Affiliates shall be maintained confidential but subject to the same exceptions as listed in Paragraph 5.1.

6.0 Protection of Patent Rights

6.1 STC, at its expense, agrees to exercise reasonable diligence in seeking, obtaining and maintaining patent protection in the United States and in those foreign countries deemed appropriate and by STC for LSO Technology, as apart of the LSO Patent Rights, and to retain patent counsel for this purpose. In the case that STC does not seek patent protection, CTI will have the right to pursue, at its expense, such protection in the United States and those foreign countries deemed appropriate by CTI. Such patents shall be assigned to STC and shall be subject to all the terms and conditions of the Agreement.

6.2 Any inventions or improvements relating to LSO Technology made jointly by employees or consultants of STC and CTI and its Affiliates after the Effective Date of this Agreement shall be considered the joint property of STC and CTI and shall not be subject to the Royalty Payments set forth above.

6.3 Any inventions or improvements relating to the LSO Technology made separately by employees or consultants of STC or CTI and its Affiliates-during the term of this Agreement shall be considered the separate property of the Party whose employees or consultants made the invention or improvement. Any patent applications filed on such inventions or improvements made separately by STC shall be added to the list of the LSO Patent Rights as specified in Schedule A and shall thereafter be subject to all of the terms and conditions of this Agreement at no additional consideration. Any patent issued on such inventions or


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

improvements made separately by CTI shall be subject to a grant to STC of a royalty-free, non-transferable right (without right to sub license other then to Affiliates) for STC to use any such inventions and improvements made by CTI in the business of STC. CTI has no obligation to grant licenses to inventions or improvements constituting its own property to any third party.

6.4 Any patents for inventions or improvements relating to LSO Technology made, separately by employees or consultants of STC and actually conceived prior to the Effective Date of this Agreement and for which invention disclosures have been prepared and documented within thirty (30) days after the Effective Date of this Agreement shall be considered to be the separate property of STC and shall be added to the list of LSO Patent Rights as specified in Schedule A and shall thereafter be subject to all of the terms and conditions of this Agreement at no additional consideration.

6.5 In those countries foreign to the United States which require working of patents to prevent lapsing of same, CTI shall prepare proofs of steps taken in or for commercial exploitation of the pertinent patents, as requested by STC, and shall forward the same in timely manner to STC, provided that STC agrees that any such information shall be treated as confidential information that is not to be provided to any real or potential competitor of CTI except as the unavoidable result of filing and prosecuting the necessary patent documentation; and provided, further, that STC shall reimburse CTI for any reasonable expense CTI incurs, with the prior approval of STC, in connection with the preparation of such proofs.

6.6. CTI agrees to affix a patent notice or notices as STC may reasonably request, to any documentation relating to LSO or devices containing LSO materials sold by CTI under this Agreement. Each sale of LSO or devices containing LSO materials by CTI and its Affiliates or Sub-Licensees under this Agreement shall be accompanied by the following notice.

THE LUTETIUM OXYORTHOSILICATE (LSO) SCINITLLATOR MATERIAL IS MANUFACTURED AND SOLD SUBJECT TO A LICENSE UNDER US PATENT NO. 4,958,080 (AND EQUIVALENTS) FROM SCHLUMBERGER TECHNOLOGY CORPORATION. IT IS A CONDITION OF THIS SALE, WHICH THE BUYER ACCEPTS, THAT THE LSO CANNOT BE USED FOR THE MANUFACTURE OF TOOLS OR APPARATUS FOR OIL WELL LOGGING, LOGGING-WHILE-DRILLING OR FORMATION EVALUATION, OR SOLD ON FOR SUCH USE.

7.0 Indemnification for Intellectual Property Rights

7.1 STC agrees to defend, indemnify, and hold harmless CTI from and against any claim, suit, demand, or action alleging that LSO, and/or the use of LSO and/or any use of the LSO Technology when used in accordance with the terms hereof infringes any patent, copyright,



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trade secret, or other proprietary right of any third party under the laws of any country, and STC shall indemnify CTI against all costs, expenses and damages arising from any such claim, suit, demand, or action; provided, that

                (a) CTI shall have given STC prompt written notice of such claim, suit, demand, or action; and

                (b) CTI shall cooperate with STC in the defense and settlement thereof; and

                (c) STC shall have control of the defense of such claim, suit, demand or action and the settlement or compromise thereof.

7.2 If conditions of legal interference ("Legal Interference") including but not limited to, litigation filed by a third party, or an injunction, temporary or final, is threatened or obtained by a third party in any particular country against CTI's sale or use of LSO and/or the LSO Technology by reason of infringement of a patent, copyright trade secret, or other proprietary right of any third party within that particular country, then STC may, at its option and expense:

                (a) procure for CTI the right to continue sale or use of LSO and/or the LSO Technology in the particular country; or

                (b) in the particular country, replace or modify the LSO and/or the LSO Technology for CTI, or such infringing portion thereof, in order that it no longer infringes such patent, copyright, trade secret, or other proprietary right in that particular country, provided that the utility or performance is not adversely affected by such replacement or modification in that particular country; or

                (c) authorize CTI, at the expense of STC and through written instructions from STC, to pursue legal action in the name of CTI and to join STC as a voluntary party plaintiff in order to procure continued use by CTI of LSO and/or the LSO Technology.

7.3 STC shall have no liability to CTI for any infringement action or claim that is based upon or arises out of the use by CTI of LSO and/or the LSO Technology, or any portion thereof, in combination with any other system, equipment, or apparatus not furnished by STC, in the event that, but for such use in combination, the claim of infringement would not have been made.

7.4 This Section 7.0 sets forth the exclusive remedy of CTI against STC with respect to any action or claim for any alleged patent, copyright, trade secret or other proprietary right infringement by LSO and/or the LSO Technology, or any component or any portion thereof, and with respect to any claim for lost business or consequential business damages due to CTI's inability to conduct business or meet any contractual business obligations incurred by CTI and this
Section 7.0 shall survive any termination of this Agreement.




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8.0 Warranty and Limitation, of Liability

8.1 IT IS UNDERSTOOD AND AGREED THAT NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IS EXTENDED BY STC UNDER THIS AGREEMENT.

8.2 EXCEPT FOR THE INDEMNIFICATION BY STC TO CTI FOR INTELLECTUAL PROPERTY RIGHTS IN ACCORDANCE WITH SECTION 7.0, STC WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, ACTUAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS, OR OTHER ECONOMIC LOSS ARISING OUT OF CTI AND/OR USE OF LSO UNDER THE LSO PATENT RIGHTS, OR THE USE OF THE LSO TECHNOLOGY, OR THE MANUFACTURING OF LSO. IF FOR ANY REASON BY OPERATION OF LAW OR OTHERWISE, ANY SUCH LIMITATIONS OF LIABILITY SHALL BE INEFFECTIVE, THEN, IN SUCH EVENT CTI AGREES THAT STC'S ENTIRE LIABILITY FOR BREACH OF WARRANTY OR FOR THE USE OF LSO AS COVERED BY THE LSO PATENT RIGHTS, OR USE OF THE LSO TECHNOLOGY, IF ANY, SHALL NOT EXCEED THE TOTAL OF THE LICENSE FEE AND ANY AND ALL ROYALTY PAYMENTS PREVIOUSLY MADE TO STC UNDER THIS AGREEMENT.

8.3 STC WARRANTS THAT IT OWNS THE PATENT RIGHTS AND TECHNOLOGY LICENSED UNDER THIS AGREEMENT. STC AGREES TO DEFEND INDEMNIFY, AND HOLD HARMLESS CTI FROM AND AGAINST ANY CLAIM, SUIT, DEMAND, OR ACTION ARISING FROM A CHALLENGE BY A THIRD PARTY TO STC'S CLAIMS TO OWNERSHIP OR RIGHT TO LICENSE THE LSO PATENTS AND LSO TECHNOLOGY AND STC SHALL INDEMNIFY CTI AGAINST ALL COSTS, EXPENSES AND DAMAGES ARISING FROM ANY SUCH CLAIM, SUIT, DEMAND, OR ACTION.

8.4 CTI agrees to protect, defend, indemnify and hold harmless STC, its officers, employees, agents, representatives and subcontractors from any and all claims, liability, damages, losses, costs and expenses sustained by STC, its officers, employees, agents, representatives and subcontractors for the

                (a) death of or injury to officers, employees, agents, representatives and subcontractors of CTI, even though CTI may be protected from direct suit by any workers' compensation laws, or

                (b) loss of, or damage to or destruction of property or equipment of CTI, its officers, employees, agents, representatives and subcontractors, in connection with the manufacturing of LSO by CTI or the use by CTI of LSO in the Licensed Use.

8.5 STC agrees to protect, defend, indemnify and hold harmless CTI, its officers, employees, agents, representatives and subcontractors from any and all claims, liability, damages, losses, costs and expenses sustained by CTI, its officers, employees agents, representatives and subcontractors for the



                                       8
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                (a) death of or injury to officers, employees, agents,
representatives and subcontractors of STC, even though STC may be protected from direct suit by any workers' compensation laws, or

                (b) loss of, damage to or destruction of property or equipment of STC, its officers employees, agents, representatives and subcontractors in connection with STCs development of LSO, or STC's manufacture or use of LSO in connection with STC's Retained use.

8.6 CTI agrees to protect, defend, indemnify and hold STC harmless from and against any and all claims, demands, liabilities and causes of action brought or presented by third parties for personal injury or death, or property or equipment damage which is attributable to CTI's negligence in connection with use of LSO.

9.0 Unlicensed Competition

9.1 STC and CTI agree to notify the other, where one or both of them have knowledge, of a third party infringing one or more of the patents specified in the LSO Patent Rights in any particular country where CTI or its Affiliates are conducting Licensed Use under this Agreement. If STC has not caused such infringement to cease, or if an infringement suit has not been filed against such identified infringer by STC within a first three (3) month period after having received notice, which date of receipt of notice will be provided in writing to CTI by STC, CTI at its option, may:

                (a) have the Royalty Payments due hereunder to STC discontinued for that. particular country while the infringement continues unchallenged, and/or

                (b) file a lawsuit against the infringer and control the lawsuit at its own expense and risk. In such case, and in that particular country only, CTI or its Affiliates shall continue or resume to pay to STC the Royalty Payments and STC agrees to join CTI as a plaintiff if required by the law of that country and to assist in the prosecution of the lawsuit.

10.0 Sales from CTI to STC.

10.1 STC agrees that in the event that it requires LSO for its own uses which it does not wish to manufacture itself, it shall first offer CTI the opportunity to meet such requirement before any third party. CTI agrees to meet such a request for a cost comparable to that charged to third parties less the amount attributable to royalty payments.

10.2 * will be due in respect of sales of LSO made by CTI to STC.

11.0 Term and Termination

11.1 Unless sooner terminated in accordance with the provisions as herein provided, this Agreement shall remain in full force and effect for a period of ten years from the Effective Date or for the term of any Patent included in the STC Patent Rights, whichever is the longer.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

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

11.2 If CTI shall be in default in making any payments hereunder at the times and in the manner herein provided, or if CTI shall be in default in observing or performing any other terms, conditions, or provisions of this Agreement, STC may give written notice to CTI specifying the particulars of such default and, in the event CTI shall not remedy such default within thirty (30) days after such notice, STC may at its option terminate this Agreement by giving thirty (30) days' prior written notice to CTI to that effect and or proceed to enforce the defaulted obligation of-CTI by any available means. Any indulgence on the part of STC in respect to a default by CTI shall not be construed as a waiver of STC's right to proceed under this Article either with aspect to such default or to similar subsequent defaults,

11.3 The exclusive license granted under this Agreement is conditional on the prompt and continuous commercialization of the LSO Technology and Patents. The following situations shall be considered as failure to meet this condition:

                (a) If two consecutive Statements required by paragraph 4.1 show no Licensed Sales or Licensed Use have been made during the respective twelve month periods, or

                (b) If three consecutive Statements required by paragraph 4.1 show that Royalty Payments do not exceed * dollars ($*) for the respective twelve month periods.

None of the Statements required by paragraph 4.1 which relate to periods prior to 1997 shall be considered when determining failure under (a) or (b) above.

11.4 After the first instance of failure asset forth in 11.3(a) or (b), STC may impose upon CTI a non-exclusive license of substantially similar terms by giving ninety (90) days written notice. After the second instance of failure as set forth in 11.3(a) or (b), STC may terminate this Agreement by giving ninety (90) days written notice.

11.5 After an initial term of two years from the Effective Date, the Parties agree that thereafter CTI or its Affiliates may terminate this Agreement if CTI has invested a minimum of $* in development of the LSO Technology and elects not to proceed further in making this a commercial product.

11.6 After an initial term of five years, the Parties agree that thereafter CTI or its Affiliates may terminate this Agreement, or elect to have a non-exclusive license on substantially similar terms at any time by giving ninety (90) days prior notice in writing of such termination to STC.

11.7 From and after the effective date of termination of this Agreement under this Section 11.0, the license grants under the STC Patent Rights all other rights and privileges of CTI hereunder shall cease and terminate. However, CTI shall not thereby be relieved of its obligations under Paragraph 5.1 or for unpaid payments to STC of any type which have accrued or for any other obligation or liability accrued hereunder prior to the effective date of such termination.

11.8 Termination of this Agreement shall operate coextensively as to any CTI Affiliate or Sub-Licensee.

*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.



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

11.9 Regardless of the basis for any lawful termination of this Agreement, Paragraph 2.2 (except insofar as any such LSO Technology is the subject of any of the LSO Patents) and Sections 5.0, 7.0, and 8.0 shall survive any such termination.

12.0 Disputes

12.1 If a dispute arises out of or relates to this Agreement, or the breach thereof, the Parties agree that in the first instance they shall enter into good faith negotiations to resolve such dispute by mutual agreement.

13.0 General

13.1 This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto, except that it may be assigned without such consent to the successor of either Party or to a person, firm or corporation acquiring all or substantially all of the business assets of such Party; provided further, STC may, without the consent of CTI, assign this Agreement to any person, firm or corporation which shall acquire all or substantially all of the LSO Patent Rights and LSO Technology relating to this Agreement. No assignment of this Agreement shall be valid until and unless this Agreement shall have been assumed by the assignee in writing. When assigned in accordance with the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the assignee. Any assignment of this Agreement shall not relieve CTI of its obligations provided for in Paragraph 5.1 hereof, nor shall it relieve CTI of any other obligation or liability incurred prior to the effective date of such assignment.

13.2 No modification of this Agreement shall be effective unless in writing and signed by the Parties hereto.

13.3 Any article or technical publication (or news release) relating to this Agreement, to LSO and/or the LSO Patent Rights and/or to any LSO Technology shall acknowledge that the technology has been licensed from STC.

13.4 Any notice to be served by one Party on the other Party may be served by mailing the same, certified mail, postpaid, or hand delivered by commercial air courier to the following addresses, respectively, as follows:

         For CTI:
         CTI, Inc.
         810 Innovation Drive
         Knoxville, Tennessee 37933
         Attn:    Dr. Ronald Nutt
                  Vice President and Technology Director



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



         For STC:
         Schlumberger Technology Corporation
         Schlumberger-Doll Research
         Old Quarry Road
         Ridgefield, Connecticut 06877
         Attn:    Patent Counsel

or to such other address as to which either Party shall give due written notice from time to time.

13.5 This Agreement shall be construed and the legal relations between the parties determined in accordance with the laws of the State of Tennessee.

13.6 CTI and STC agree that their performance under this Agreement is subject to compliance with the laws and regulations of the Government of the United States of America for the export and re-export of LSO Technology (including classified information) and equipment based thereon, comprising where required validated export licenses, and the Parties agree that they shall be bound by the terms thereof.

13.7 If any provisions of this Agreement shall be held unenforceable, such holding shall not affect the enforceability of any other provisions herein as long as the unenforceable provision(s) does not materially affect the rights granted in this Agreement.

13.8 Neither CTI nor STC shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include, but not be limited to, acts of God, strikes, riots, acts of war, epidemics, fire, communication line failures, earthquakes, floods, or other disasters.

13.9 Failure of either Party to seek a remedy for the breach of any portion of this Agreement by the other Party shall not constitute a waiver of its rights with respect to the same or any subsequent breach.

13.10 This Agreement, including Schedules A, B, C and D, states the entire agreement between CTI and STC and supersedes all prior proposals, oral or written, and all, other prior communications between CTI and STC relating to the subject matter of this Agreement.

13.11 All dollar amounts in this Agreement are in United States Dollars.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the dates shown proximate the execution signatures but which shall have the Effective Date shown above.


SCHLUMBERGER TECHNOLOGY                    CTI, INC.
CORPORATION


By:      /s/ Brian Clark                   By: /s/ Ronald Nutt
   --------------------------------            ---------------------------------

Name:  Brian Clark                         Name:  Ronald Nutt

Title:  Vice President                     Title: Vice President & Technical
        Director, Schlumberger-Doll               Director
        Research

Date:   2/7/95                             Date:  2/13/95

                  SCHEDULE A

                  LICENSED PATENTS AND PATENT APPLICATIONS


                  US Patent No. 4,958,080
                  European Patent No. 0373970 (designating GB, France, Germany) Norwegian Pawn Application No. 893973
                  Japanese Patent Application No. 1-260313

                  US Pawn Application Serial No. 08/330,051

SCHEDULE B


Internal publications:

R. A. Manente, C. L. Melcher, C. A. Peterson, J. S. Schweitzer, Crystal growth parameters for lutetium oxyorthosilicate scintillator crystals, gamma-ray and Neutron Sensor Research program, October, 1994.

R. A. Manente, C. L. Melcher, J. S. Schweitzer, Progress in the growth of single crystals at SDR, Nuclear Spectroscopy Program, January 1990.

C. L. Melcher, R A. Manente, J. S. Schweitzer, crystal growth and scintillation performance of yttrium oxyorthosilicate, Nuclear Spectroscopy Program, September 1989.

C. L. Melcher, Synthesis of a new inorganic scintillator Cerium-activated lutetium oxyorthosilicate, Nuclear Spectroscopy Program, May 1987.

External publications:

W. W. Moses, S. E. Derenzo, C. L. Melcher, and R. A. Manente, A room temperature LSO/PIN photodiode PET detector module that measures depth of interaction, submitted to IEEE Trans. Nucl. Sci. (1994).

F. Daghighian, D. M. Lovelock, B. Eshaghian, P. Shenderov, C. L. Melcher, J. S. Schweitzer, R. A. Manente, and C A. Peterson, Design considerations of an animal PET scanner utilizing LSO scintillators and position sensitive PMT, submitted to IEEE Trans. Nucl. Sci. (1994).

W. W. Moses, S. E. Derenzo, C. L. Melcher, and R. A. Manente, Gamma-ray spectroscopy and timing using LSO and PIN photodiodes, submitted to IEEE1 Trans. Nucl. Sci. (1994).

R. Visser, C. L. Melcher, J. S. Scgweitzer, H. Suzuki, and T. A. Tombrello, Photostimulated luminescence and thermoluminescence of LSO scintillators, IEEE Trans. Nucl. Sci. NS-41(4), 689-693 (1994).

P. Dorenbos, J. S. M. de Haas, C. W. E. van Eijk, C. L. Melcher, and J. S. Schweitzer, Non-linear response in the scintillation yield of Lu2(SiO4)O:Ce3+, IEEE Trans. Nucl Sci. NS-41(4),735-737 (1994).

P. Dorenbos, C. W. E. van Eijk, A. J. J. Bos, and C. L. Melcher, Afterglow and thermoluminescence properties of Lu2SiO5:Ce scintillation crystals, J. of
      Phys.: Condens. Matter 6(22) 4167-80 (1994).

P. Dorenbos, C. W. E. van Eijk,. A. J. J. Bos, and C. L. Melcher, Study of the scintillation and thermoluminescence properties of Lu2SiO5 fast scintillation crystals, J. Luminescence 60 & 61, 979-982 (1994).

H. Suzuki, T. A. Tombrello, C. L. Melcher, and J. S. Schweitzer, UV and gamma-ray excited luminescence of ce-doped rare earth oxyorthosilicates, Nucl. Instr. and Meth. A320, 263-272 (1992).

C. L. Melcher, R A. Manente, C. A. Peterson, and J. S. Schweitzer, Czochralski growth of rare earth oxyorthosilicate single crystals, J. Crystal Growth 128, 1001-1005 (1993).

H. Suzuki, T. A. Tombrello, C. L. Melcher, and J. S. Schweitzer, Light emission mechanism of cerium doped lutetium oxyorthosilicate, IEEE Trans. Nucl Sci. NS-40(4) 380-383 (1992)

F. Daghighian, P. Shenderov, K. S. Pentlow; M. C. Graham, C. L. Melcher, and
      J. S. Schweitzer, Evaluation of cerium-doped lutetium oxyorthosilicate
      (LSO) as scintillation crystal for PET, IEEE Trans. Nucl. Sci. NS-40(4), 1045-1047 (1993).

M. Kobayashi, M. Ishii, C. L. Melcher, Radiation damage-of a cerium-doped lutetium oxyorthosilicate single crystal, Nucl. Instr. and Meth. A335, 509-512 (1993).

R. A. Manente, C. L. Melcher, C. A. Peterson, J. S. Schweitzer, M. A. Singelenberg, and F. J. Bruni, A Macintosh-based system for Czochralski crystal growth, Scientific Computing and Automation, 39-45; January, 1994.

C. L. Melcher and J. S. Schweitzer, A promising new scintillator: ceriun-doped lutetium oxyorthosilicate, Nuc. Instr. Meth. A314, 212-214 (1992).

C. L. Melcher and J. S. Schweitzer; Cerium-doped lutetium oxyorthosilicate: A fast, efficient new scintillator, IEEE Trans. Nucl. Sci. NS-39(4), 502-505
      (1992).

C. L. Melcher, Progress in the development. of LSO scintillators, in Crystal 2000 Conference Proceedings 1992.

C. L. Melcher, LSO/Photodiode and LSO/Avalanche photodiode detectors, in IEEE Nucl Sci. Sym. Conference Record 1992.

M. Kobayashi, M. Ishii, C. L. Melcher, Radiation Hardness of LSO:Ce, in IEEE Nucl. Sci. Sym. Conference Record 1993.

SCHEDULE D

The objective of Schedule D is to enable STC to transfer the LSO Technology to CTI for the commercialization of LSO pursuant to this Agreement. To fulfill its obligations in this respect, STC will make available personnel from Schlumberger-Doll Research (SDR) until December 31st, 1995 for meetings and technical support as detailed below. The combined total length of time for this SDR personnel will be available to CTI is two man months.


Meetings:

SDR and CTI personnel will meet at mutually agreeable locations to:

         (a)   observe and discuss crystal growth equipment;

         (b)   discuss LSO crystal growth parameters and procedures; and

         (c) observe and verify that the LSO crystal growth protocol has been properly implemented.


Technical Support:

If deemed necessary to ensure the success of this Agreement, SDR will, upon request from CTI:

         (a)   provide seeds and/or boules from which seeds can be cut;

         (b)   provide some parts for seed holder;

         (c) analyze samples from initial boules grown at CREOL and/or CTI to determine crystal quality and scintillation properties;

         (d) grow at least one boule from standard 4N Lu2O3 supplied by CTI for comparison with boules grown at CREOL and/or CTI;

         (e)   grow at least one boule from Lu2O3 purified by CCTI; and

         (f) analyze and compare properties of crystals grown by CTI and SDR from the same raw material.

SCHEDULE C



             LSO Manufacturing Cost                       Royalty Rate
               $/cc (Gross Volume)                             %
                 10.00 and above                              *
                  9.90-9.99                                   *
                  9.80-9.89                                   *
                  9.70-9.79                                   *
                  9.60-9.69                                   *
                  9.50-9.59                                   *
                  9.40-9.49                                   *
                  9.30-9.39                                   *
                  9.20-9.29                                   *
                  9.10-9.19                                   *
                  9.00-9.09                                   *
                 less than 9.00                               *


*Omitted information is the subject of a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933 and has been filed separately with the Securities and Exchange Commission.

                                 ADDENDUM NO. 1

                                       TO
                EXCLUSIVE PATENT AND TECHNOLOGY LICENSE AGREEMENT



         This ADDENDUM NO. 1 to Exclusive Patent and Technology License Agreement is made and entered into this 5th day of December, 1995, effective as of February 1, 1995, by and between Schlumberger Technology Corporation (hereinafter "STC") and CTI, Inc. (hereinafter "CTI").

         WHEREAS, STC and CTI made and entered into an Exclusive Patent and Technology License Agreement effective February 1, 1995 (the "License Agreement") pursuant to which STC granted to CTI certain rights with respect to Lutetium Oxyorthosilicate Patent Rights and Technology ("LSO Patent Rights" and "LSO Technology", respectively); and

         WHEREAS, STC and CTI wish to clarify their intention and agreement with respect to certain provisions of the License Agreement and the meaning of such provisions.

         NOW, THEREFORE, in consideration of the terms, conditions and provisions of the License Agreement and the terms, conditions and provisions hereinafter set forth, the sufficiency and adequacy of which are hereby acknowledged, STC and CTI hereby agree as follows:

         A. At the time of the execution of the License Agreement, it was the intention of STC and CTI, and STC and CTI hereby confirm and agree, that the License Grants Section of the License Agreement, Section 2.0 thereof, and in particular paragraphs 2.1, 2.2 and 2.3 thereof, do not grant to any Affiliates of CTI any rights in the LSO Patents and LSO Technology unless and until CTI shall extend the rights under the LSO Patents and LSO Technology to an Affiliate and such Affiliate shall execute an agreement in writing on a form to be provided or approved by STC, to be bound by the terms of the License Agreement as if such Affiliate had entered into the License Agreement with STC, and a copy of such agreement shall be furnished to STC.

         B. As clarified by this Addendum No. 1, the License Agreement shall remain in full force and effect.